Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

Ashford Trust Declares PREFERRED Dividends For FIRST QUARTER OF 2020

DALLAS, March 16, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors declared a dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the first quarter ending March 31, 2020. The dividend, which equates to an annual rate of $2.1125 per share, is payable on April 15, 2020, to shareholders of record as of March 31, 2020.

The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series F Cumulative Preferred Stock for the first quarter ending March 31, 2020. The dividend, which equates to an annual rate of $1.8438 per share, is payable on April 15, 2020, to shareholders of record as of March 31, 2020.

The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series G Cumulative Preferred Stock for the first quarter ending March 31, 2020. The dividend, which equates to an annual rate of $1.8438 per share, is payable on April 15, 2020, to shareholders of record as of March 31, 2020.

The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series H Cumulative Preferred Stock for the first quarter ending March 31, 2020. The dividend, which equates to an annual rate of $1.875 per share, is payable on April 15, 2020, to shareholders of record as of March 31, 2020.

The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series I Cumulative Preferred Stock for the first quarter ending March 31, 2020. The dividend, which equates to an annual rate of $1.875 per share, is payable on April 15, 2020, to shareholders of record as of March 31, 2020.

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The Company and its Board announced a suspension of its previously announced 2020 common stock dividend policy and that the Company will not pay a dividend on the common stock for the first quarter ending March 31, 2020. The Board will continue to monitor the situation and assess future quarterly common dividend declarations.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.